UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report:   January 10, 2001
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                            Micropac Industries, Inc.
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             (Exact name of registrant as specified in its charter)



           Delaware                      0-5109                 75-225149
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(State or other jurisdiction    (Commission File Number)    (IRS employer
      of incorporation)                                      Identification No.)


  905 East Walnut Street, Garland, Texas                          75040
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  Address of principal executive offices                         Zip Code




Registrant's telephone number, including area code:        (972) 272-3571
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                                       N/A
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         (Former name or former address, if changed since last report)


Item 5:  Other Events

         On January 10, 2001, the Board of Directors of Micropac Industries, Inc. approved the payment of a dividend of $0.10 per share for shareholders of record as of February 1, 2001. It is anticipated that this dividend will be paid to the Company's shareholders on or before February 21, 2001.

         On January 15, 2001, the Board of Directors of Micropac Industries, Inc. approved the purchase of 500,000 shares of the Company's common stock from Mr. Nicholas Nadolsky, the Company's Chief Executive Officer and Chairman of the Board, at a price of $2.50 per share. Mr. Nadolsky abstained from the approval of such purchase. Mr. Nadolsky accepted such purchase offer and agreed to sell such 500,000 shares on February 5, 2001.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     MICROPAC INDUSTRIES, INC.
                                                 -------------------------------
                                                           (Registrant)


Date:      1/31/2001                              /s/  Nicholas Nadolsky
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                                                     Nicholas Nadolsky
                                                     Chairman of the Board